UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 13, 2006 (April 7, 2006)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 North Wabash, Suite 1400, Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 977-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 19a-12 under the Exchange Act (17 CFR 240.19a-12)
☐	Pre-commencement communications pursuant to Rule 19d-2(b) under the Exchange Act (17 CFR 240.19d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – FINANCIAL INFORMATION

Item 1.01	Entry into a Material Definitive Agreement

On April 7, 2006, Brookdale Senior Living Inc. (the "Company") and several of its subsidiaries each entered into amended and restated lease agreements with Health Care REIT Inc. and its affiliates ("HCR") in connection with the Company's acquisition of Southern Assisted Living, Inc. ("SALI"). Please see Item 2.01 of this Current Report on Form 8-K for a more detailed description of the completion of the Company's acquisition of SALI.

Alterra Master Lease

On April 7, 2006, Alterra Healthcare Corporation, a wholly-owned subsidiary of the Company ("Alterra"), amended and restated its master lease with HCR pursuant to a second amended and restated master lease agreement (as so amended and restated, the "Alterra Master Lease"), by and among HCR and HCR's affiliates, HCRI North Carolina Properties III, Limited Partnership, HCRI Tennessee Properties, Inc., HCRI Indiana Properties, LLC, HCRI Wisconsin Properties, LLC, and HCRI Texas Properties, Ltd. For a description of the original Alterra Master Lease, please see the section entitled "Healthcare REIT's Master Lease Arrangement with Alterra" included in Item 1. in the Company's Annual Report on Form 10-K (file no. 001-32641), filed with the Securities and Exchange Commission on March 31, 2006 and incorporated herein by reference. The Alterra Master Lease was amended to:

•	require the Company to maintain a net worth of not less than $400,000,000;

•	reflect the inclusion of SALI and its affiliates, as affiliates of Alterra;

•

to reflect that Alterra is no longer required to maintain any letters of credit with HCR as a security deposit for the performance of Alterra's obligations under the lease (should Alterra fail to maintain the required portfolio coverage ratio, however, then Alterra shall have the option to provide one or more letters of credit in an amount (not to exceed $1,000,000) to bring the portfolio coverage ratio back into compliance and to avoid a potential event of default); and

•

to provide that an event of default under the SALI Master Lease (as defined below) or under the SALI Stand Alone Leases (as defined below) constitutes an event of default under the cross-default provision in the Alterra Master Lease.

The Company and Manlius Clare Bridge Operator, Inc. have entered into the Unconditional and Continuing Lease Guaranty (the "Alterra Guaranty"), in favor of HCR, to, jointly and severally, guarantee payment and performance of all payment and performance obligations of Alterra under the Alterra Master Lease and all related documents. A default by any guarantor under the Alterra Guaranty shall constitute a default under the Alterra Master Lease.

SALI Master Lease

On April 7, 2006, SALI Tenant LLC, a wholly-owned subsidiary of SALI ("SALI Tenant"), amended and restated its master lease with HCR pursuant to a second amended and restated master lease agreement (as so amended and restated, the "SALI Master Lease"), by and among Health Care REIT, Inc., and HCR's affiliates, HCRI North Carolina Properties, LLC and HCRI North Carolina Properties III, Limited Partnership. Under the provisions of the SALI Master Lease, the initial term expires on December 31, 2018 with an option for SALI Tenant to extend the lease for two separate five-year renewal terms.

The SALI Master Lease is an absolute net lease, with SALI Tenant obligated to pay all rent and other charges and expenses arising from the operation of the SALI Master Lease facilities, including all taxes, assessments, utility expenses, insurance premiums and similar charges. Rent is calculated based on a predetermined monthly base rent and additional rent arising from the obligations under the net lease terms of the SALI Master Lease. In addition, SALI Tenant shall be responsible for the payment of a percentage rent equal to the amount by which the product of actual gross revenues generated by the operation of the SALI Master Lease facilities and SALI Stand Alone Facilities (as defined below) pursuant to the SALI Stand Alone Leases (as defined below) multiplied by 23.375% exceeds the total base rent of the SALI Master Lease facilities and SALI Stand Alone Facilities combined.

In addition, prior to the Company’s acquisition of SALI, SALI Tenant received approximately $118.8 million from HCR as a lease advance, with SALI Tenant having the right to request additional advancements of funds. If HCR makes an additional lease advance to SALI Tenant, the monthly base rent shall increase based upon the applicable rate of return as set forth in a term sheet signed in connection with the execution of the original SALI master lease.

SALI Tenant has the option to purchase all of the Master Lease Facilities at the option price by providing notice to HCR no sooner than 180 days prior to the expiration date of the current term or any renewal term of the lease. In connection with such exercise, SALI Tenant must also exercise an option to purchase all of the SALI Stand Alone Facilities. The option price equals the greater of (i) the outstanding lease advance amounts at the time of exercise or (ii) the fair market value at the time of exercise, less: (x) $1,288,080 (if the Carolina House of Durham is included in the sale), (y) the net proceeds received by HCR for the sale of raw land transferred to HCR in connection with the original SALI master lease or below $736,451, and (z) any amount attributable to contingent payments made under the original SALI master lease.

SALI Tenant is obligated to maintain a portfolio coverage ratio (the ratio of (i) portfolio cash flow to (ii) the aggregate base rent for the SALI Master Facilities and the SALI Stand Alone Facilities for the applicable period) of not less than 1.20 to 1.00 for fiscal 2006 and 1.25 to 1.00 thereafter. Should SALI Tenant fail to maintain the required portfolio coverage ratio, then SALI Tenant shall have the option to provide one or more letters of credit for an amount (not to exceed $1,000,000) to bring the portfolio coverage ratio back into compliance and to avoid a potential event of default.

In addition, SALI Tenant shall cause the Company to maintain a net worth of not less than $400,000,000 and must maintain available working capital for each Master Lease Facility in an amount not less than $100,000. Failure to comply with the aforementioned financial covenants (including the required portfolio coverage ratio, the "Financial Covenants") shall not constitute an event of default unless such failure negatively affects 5% or more of the total beds at the Master Lease Facilities and SALI Stand Alone Facilities. If the failure affects less than 5% of the total beds at the Master Lease Facilities and SALI Stand Alone Facilities, then SALI Tenant shall have 90 days after the occurrence of the potential event of default to cure such failure to comply with the financial covenant. If such potential event of default is not cured with the 90 day cure period, then SALI Tenant shall be obligated within 12 months thereafter to either (i) provide a substitute property for that portion of the Master Lease Facility or SALI Stand Alone Facility that caused the potential event of default, which substitute property must satisfy all of HCR's underwriting requirements, or (ii) acquire that portion of the Master Lease Facility or SALI Stand Alone Facility that caused the potential event of default at a price equal to the greater of fair market value or the allocated lease amount for the respective Master Lease Facility or SALI Stand Alone Facility plus 10% of the allocated lease amount.

The lease also states that an event of default pertaining to a facility covered by the SALI Master Lease, any of the SALI Stand Alone Facilities under the SALI Stand Alone Leases, or any of the facilities under the Alterra Master Lease constitutes an event of default with respect to all of the SALI Master Lease Facilities. It is also an event of default if a loss of licensure or a bed reduction in excess of 3% occurs at any Master Lease Facility. As of April 1, 2006, the rent payable under the term of the lease is $199,372,378.

In connection with the execution of the SALI Master Lease, the Company, SALI, and the sub-tenants under the SALI Master Lease, each subsidiaries of SALI, have entered into the Unconditional and Continuing Lease Guaranty (the "SALI Master Guaranty"), in favor of HCR, to, jointly and severally, guarantee payment and performance of all payment and performance obligations of SALI Tenant under the SALI Master Lease and all related documents. A default of any guarantor under the SALI Master Guaranty shall constitute a default under the SALI Master Lease.

SALI Stand-Alone Leases

On April 7, 2006, SALI Tenant amended and restated 17 stand-alone facility leases with HCR, pursuant to amended and restated lease agreements (collectively, as so amended and restated, the "SALI Stand Alone Leases"), each by and among SALI Tenant, HCR and the landlord affiliate of HCR named therein. The SALI Stand Alone Leases cover 17 SALI operated facilities (the "SALI Stand Alone Facilities") and the form of each SALI Stand Alone Lease is substantially similar to the other SALI Stand Alone Leases. As of April 1, 2006, the aggregate rent payable under the term of the SALI Stand Alone Leases is $130,329,264. Under the provisions of each SALI Stand Alone Lease, the initial term expires on December 31, 2018 with an option for SALI Tenant to extend the lease by two separate five-year renewal terms.

Each SALI Stand Alone Lease states that an event of default pertaining to a facility covered by the SALI Master Lease, any of the SALI Stand Alone Facilities under any of the SALI Stand Alone Leases, or any of the facilities under the Alterra Master Lease, constitutes an event of default under the Stand Alone Lease.

In connection with the execution of the SALI Stand Alone Leases, the Company, SALI and the sub-tenant under each Stand Alone Lease have entered into the Unconditional and Continuing Lease Guaranty (the "SALI Stand Alone Guaranty"), in favor of HCR, to, jointly and severally, guarantee payment and performance of all payment and performance obligations of SALI Tenant under each SALI Stand Alone Lease and all related documents. A default of any guarantor under the SALI Stand Alone Guaranty shall constitute a default under each SALI Stand Alone Lease.

SECTION 2 – FINANCIAL INFORMATION

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 7, 2006, the Company issued a press release, attached hereto and incorporated herein by reference as Exhibit 99.1, announcing the completion on the date thereof of the merger (the "Merger") of its wholly-owned subsidiary, Alterra SALI Acquisition Sub Inc. ("Acquisition Sub"), into and with SALI, whereby SALI became a wholly-owned subsidiary of the Company. The Merger was effectuated pursuant to an amended and restated agreement and plan of merger, dated March 30, 2006 (the "Merger Agreement"), between another wholly-owned subsidiary of the Company, BLC Acquisitions, Inc., Acquisition Sub (as successor in interest to SALI Merger Sub Inc., another wholly-owned subsidiary of the Company) and SALI. In exchange for all of issued and outstanding shares of capital stock, options and warrants of SALI, the previous shareholders and optionholders (the "Sellers") of SALI received approximately $82.9 million in cash, subject to certain adjustment and payment prorations in the Merger Agreement. Included in the transaction are 41 senior living facilities, with 2,887 assisted living beds, that are currently leased and operated by SALI. The leases in this transaction will be accounted for as capital leases. In addition, SALI manages one property with 155 independent and assisted living units/beds for a third party. The facilities are located throughout North Carolina, South Carolina and Virginia. Other than the Merger Agreement, there are no material relationships between the Sellers and the Company or any of its affiliates and the purchase price consideration was determined by arms' length negotiation between the parties.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(a)	Financial statements of Business Acquired.

To the extent required by this item, the financial statements will be filed by an amendment to this Current Report on Form 8-K within the time period permitted under Item 9.01(a)(4) of Form 8-K (but in any event not later than June 23, 2006).

(b)	Pro Forma Financial Information.

To the extent required by this item, the pro forma financial information will be filed by an amendment to this Current Report on Form 8-K within the time period permitted by Item 9.01(b)(2) of Form 8-K (but in any event not later than June 23, 2006).

(c)	Exhibits

2.1         Amended and Restated Agreement and Plan of Merger, dated March 30, 2006, by and between BLC Acquisitions, Inc., SALI Merger Sub Inc., and Southern Assisted Living, Inc. (incorporated by reference to Exhibit 2.10 to the Company's Annual Report on Form 10-K (file no. 001-32641) filed on March 31, 2006)

99.1	Press Release dated April 7, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

(Registrant)

/s/ Deborah C. Paskin

Deborah C. Paskin

Executive Vice President, Secretary

and General Counsel

Date: April 13, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit

2.1

Amended and Restated Agreement and Plan of Merger, dated March 30, 2006, by and between BLC Acquisitions, Inc., SALI Merger Sub Inc., and Southern Assisted Living, Inc. (incorporated by reference to Exhibit 2.10 to the Company's Annual Report on Form 10-K (file no. 001-32641) filed on March 31, 2006)

99.1	Press Release dated April 7, 2006